UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 13, 2024

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

On March 14, 2024, Bright Green Corporation, a Delaware corporation (“Company”) entered into a credit agreement (the “Credit Agreement”) with JVR Holdings (the “Lender”), pursuant to which the Lender agreed to provide the Company with a line of credit facility (the “Line of Credit”) up to a maximum amount of $60 million, from which the Company may draw down a maximum of 12 times prior to the Maturity Date (as defined below) of the Line of Credit. The minimum amount per draw down shall be $5 million. The “Maturity Date” of the Line of Credit is May 1, 2034. A non-refundable credit facility processing fee of $1.2 million will be retained by the Lender from the initial advance under the Line of Credit. Additionally, the Company agreed to pay the Lender $75,000, or issue the Lender 350,000 shares of the Company’s common stock, as an application fee, upon execution of the Credit Agreement.

At any time prior to the Maturity Date, upon requests by the Company and acceptance by the Lender, in the Lender’s discretion, the Maturity Date may be extended. The advanced and unpaid principal of the loans provided under the Line of Credit will bear interest at a fixed rate per annum equal to 14.0% (the “Fixed Rate”). Interest on loans provided under the Line of Credit will begin accruing at the Fixed Rate upon the first disbursement of loan proceeds under the Line of Credit to the Company. At the Company’s discretion, amounts outstanding under the Line of Credit may be converted into variable rate loans. If converted into a variable rate facility, the variable interest rate shall be payable on advanced and unpaid principal at the prime rate reported by Bank of America plus 10% per annum. The variable rate will continue to float at the prime rate reported by Bank of America plus 10% per annum while the loan is a variable rate loan.

Only interest shall be payable on amounts advanced in the first month following the first disbursement of any portion of the Line of Credit to the Company. Following the first month after the first disbursement of any portion of the Line of Credit to the Company, the Company shall repay the Lender monthly pursuant to an amortization schedule that includes interest and principal payments. The entire outstanding principal indebtedness of the Company under the Line of Credit and any accrued interest thereon will be due and payable on the Maturity Date, as may be extended by the parties.

The right of the Company to apply or further advances under the Line of Credit shall cease, at the option of the Lender, and all outstanding principal indebtedness of the Company under the Line of Credit and any accrued interest thereon will be become immediately due and payable, if an Event of Default (as defined in the Credit Agreement) occurs. Such Events of Default are customary for agreements of this type. Upon the occurrence of an Event of Default that is continuing after the expiry of any applicable cure period, the Lender shall have the right to (i) appoint a receiver for all or any part of the collateral under the Credit Agreement, (ii) take possession of all or any part of the collateral under the Credit Agreement, (iii) use, collect sell, lease or otherwise dispose of, realize upon, or release to the Company, any of the collateral under the Credit Agreement, and (iv) apply all proceeds received in connection with any collateral under the Credit Agreement to discharge or satisfy any expenses.

The Line of Credit shall be secured by a mortgage registered in the amount of $100 million, on 1033 George Hanosh Blvd, Grants, NM, 87020, which is the Company’s principal executive office.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Settlement and Release Agreement

As previously disclosed, on October 3, 2022, the Company entered into a Secondary Stock Purchase Agreement and Release (the “Secondary SPA”) with Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”), TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Seller” and collectively, the “Sellers”) and Alterola Biotech Inc., a Nevada corporation (“Alterola”) providing for the purchase by the Company of shares of common stock of Alterola from the Sellers (the “Alterola Shares”).

Pursuant to the Secondary SPA, the Sellers in aggregate sold 201,761,987 Alterola Shares to the Company for a purchase price of $3,999,999. As a result of the transaction, the Company obtained ownership or voting power of approximately 25% of the total outstanding shares of Alterola. The Company paid approximately$2.35 million due to the Sellers under the Secondary SPA, leaving an amount of approximately $1.65 million outstanding to the Sellers.

The Company and United Science, LLC, a Minnesota limited liability company (“United”) entered into a Systems and Service Agreement dated September 19, 2022, (“S&S Agreement No. 1”) pursuant to which United agreed to deliver certain equipment and provide related services to the Company in consideration of an amount totaling $636,661.00. The Company and United entered into a second Systems and Service Agreement dated September 19, 2022, (“S&S Agreement No. 2”; together with S&S Agreement No. 1, the “S&S Agreements”) pursuant to which United agreed to deliver certain equipment and provide related services to the Company in consideration of an amount totaling $2,219,285.00. The Company paid United $1,427,972.50 as partial payment for the equipment referenced in the S&S Agreements and an additional $156,155 for shipping and other costs.

On March 13, 2024, the Company entered into a settlement agreement and release (the “Settlement Agreement”) with the Sellers, Alterola, and United, pursuant to which, among other things, the Company agreed to transfer 118,535,168 Alterola Shares to United and transfer an aggregate of 83,226,820 Alterola Shares, in the proportion of 27,742,273 shares to each of Equipped, Phyto and TPR.

Pursuant to the Settlement Agreement, in lieu of any further monetary payment to United for rental equipment previously delivered to the Company, and equipment that the Company previously agreed to purchase but no longer wishes to receive, pursuant to the S&S Agreements, the Company has agreed to (i) transfer the Alterola Shares to United, (ii) return the rental equipment to United, and (iii) forfeit all deposits related to the systems and services agreements; and, as a result, the Company owes no further payment to United.

As a result of transferring the Alterola Shares to the Sellers, the Company shall have no further obligations to the Sellers or Alterola under the Secondary SPA.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 under the heading “Settlement and Release Agreement” regarding the Settlement Agreement is hereby incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 regarding the Credit Agreement under the heading “Credit Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated March 14, 2024
10.2	Settlement Agreement and Release dated March 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2024	Bright Green Corporation

	By:	/s/ Gurvinder Singh
Gurvinder Singh
Chief Executive Officer